     As filed with the Securities and Exchange Commission on April 3, 2000

                                         REGISTRATION STATEMENT NO. 333-[______]

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                 FIREPOND, INC.
             (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                                          41-1462409
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             FULL TITLE OF THE PLANS

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                        1999 STOCK OPTION AND GRANT PLAN
                               1999 DIRECTOR PLAN
                             -----------------------
                                 KLAUS P. BESIER
                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                                  FIEPOND, INC.
                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                             -----------------------
                                 With copies to:

      Jack Steele                                           Susan Ledeux
McDermott, Will & Emery                                    FirePond, Inc.
    28 State Street                                       890 Winter Street
   Boston, MA 02109                                 Waltham, Massachusetts 02451
    (617) 535-4000                                         (781) 487-8400

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities Being         Amounts to be       Proposed Maximum         Proposed Maximum            Amount of
Registered                       Registered (1)      Offering Price Per       Aggregate Offering       Registration Fee
                                                         Share (2)                   Price                    (3)
-----------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01
per share                         4,030,062           $ 3.95                   $ 15,918,744.90          $ 4,202.55
                                  2,191,010             4.46                      9,771,904.60            2,579.78
                                    173,514             7.72                      1,252,771.08              330.73
                                  1,786,947             9.90                     17,657,768.70            4,661.65
                                    836,991            11.00                      8,887,890.00            2,346.40
                                      9,000            55.88                        502,920.00              132.77
                                      8,000            66.00                        528,000.00              139.39
                                      5,000            73.63                        368,150.00               97.19
                                      7,344            84.00                        616,056.00              162.64
                                     21,166            96.00                      2,031,936.00              536.43
                                  2,777,777            40.9375(4)               113,715,245.94           30,020.82
                                 ----------            -------                 ---------------          ----------
                                 11,814,466                                     171,251,387.22           45,210.35
-----------------------------------------------------------------------------------------------------------------------

     (1) Includes 127,382 shares to be offered pursuant to the 1997 Stock Option Plan, 2,383,749 shares to be offered pursuant to the 1999 Stock Option and Grant Plan of the Registrant and 2,666,666 shares to be offered pursuant to the 1999 Director Plan. This Registration Statement also relates to such indeterminate number of additional shares of FirePond, Inc. Common Stock as may be required pursuant to the Amended and Restated 1997 Stock Option Plan, the 1999 Stock Option and Grant Plan and the 1999 Director Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under these plans or other similar event.

     (2) The number of shares and the price per share of all options issued prior to January 4, 2000 reflect a two-for-three reverse stock split which occurred on that date.

     (3) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the prince at which outstanding options may be exercised.

     (4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on March 30, 2000.


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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          FirePond, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

          (a) the Registrant's final prospectus dated February 4, 2000 as filed with the Securities and Exchange Commission on February 4, 2000 pursuant to Rule 424(b) under the Securities Act (the "Prospectus");

          (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since February 4, 2000; and

          (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated January 31, 2000 as filed with the Securities and Exchange Commission on January 31, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

          In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

Item 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

          Under Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), the Underwriters have agreed to indemnify, under certain conditions, the Registrant, its directors, certain officers and persons who control the Registrant within the meaning of the Securities Act against certain liabilities.

          The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------
         3.3   Third Amended and Restated Certificate of Incorporation of the Registrant*
         3.5   First Amended and Restated By-laws of the Registrant*
         4.1   Specimen Certificate for Shares of Common Stock, par value $.01 per share, of the Registrant*
         5.1   Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered
        10.1   Amended and Restated 1997 Stock Option Plan of the Registrant*
        10.2   1999 Stock Option and Grant Plan of the Registrant*
        10.3   1999 Director Plan of the Registrant*
        23.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1)
        23.2   Consent of Arthur Andersen LLP
        23.4   Powers of Attorney (included on signature pages to this Registration Statement)

----------------------------

* Incorporated by reference to the relevant exhibit to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, as filed with the Securities and Exchange Commission.

Item 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
          Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act, FirePond, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Waltham, Massachusetts on March 31, 2000

                                       FirePond, Inc.

                                       By: /s/ Klaus P. Besier
                                           -------------------------------------
                                           Klaus P. Besier
                                           Chairman, Chief Executive Officer and
                                             President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Klaus P. Besier and Paul K. McDermott such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such period and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                                                          DATE

/s/ Klaus P. Besier                       Chairman, President, Chief Executive Officer,          March 31, 2000
---------------------------------------   and Director (Principal Executive Officer)
Klaus P. Besier


/s/ Paul K. McDermott                     Chief Financial Officer and Vice President             March 31, 2000
---------------------------------------   of Finance and Administration (Principal Financial
Paul K. McDermott                         and Accounting Officer)


/s/ Paul R. Butare                        Director                                               March 31, 2000
---------------------------------------
Paul R. Butare


/s/ J. Michael Cline                      Director                                               March 31, 2000
---------------------------------------
J. Michael Cline


/s/ William O. Grabe                      Director                                               March 31, 2000
---------------------------------------
William O. Grabe


---------------------------------------   Director
Gerhard Schulmeyer


---------------------------------------   Director
Larry Weber

                                  EXHIBIT INDEX

     Exhibits
     --------
       3.3     Third Amended and Restated Certificate of Incorporation of the Registrant*
       3.5     First Amended and Restated By-laws of the Registrant*
       4.1     Specimen Certificate for Shares of Common Stock, par value $.01 per share, of the Registrant*
       5.1     Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered
      10.1     Amended and Restated 1997 Stock Option Plan*
      10.2     1999 Stock Option and Grant Plan of the Registrant*
      10.3     1999 Director Plan of the Registrant*
      23.1     Consent of McDermott, Will & Emery (included in Exhibit 5.1)
      23.2     Consent of Arthur Andersen LLP
      23.4     Powers of Attorney (included on signature pages to this Registration Statement)

-------------------------

* Incorporated by reference to the relevant exhibit to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, as filed with the Securities and Exchange Commission.